                                                                    EXHIBIT 99.1

                                  PRESS RELEASE


MARTIN INDUSTRIES REQUESTS HEARING TO CONTINUE NASDAQ LISTING


Martin Also Announces:

         -        CURRENT STATUS OF CREDIT LINE

         -        ANTICIPATED RELEASE OF FISCAL 2000 FINANCIAL RESULTS

         Florence, Alabama (March 16, 2001) - Martin Industries, Inc. (NASDAQ/NM: MTIN) announced today that it has been notified by Nasdaq staff, in a letter dated March 13, 2001, of Nasdaq's determination that the Company's common stock will be delisted from the Nasdaq National Market at the opening of business on March 20, 2001, unless the Company requests a hearing within seven days. The staff's decision is based on the Company's common stock failing to maintain a minimum market value of public float of at least $5 million over 30 consecutive trading days as required by Marketplace Rule 4450(a)(2) for continued listing. Over the past several months, the Company's stock has not met this market capitalization requirement, as well as Nasdaq's requirement that the stock maintain a minimum bid price of $1.00 for 30 consecutive trading days.

         The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Nasdaq staff's decision. This request will stay the delisting pending the Panel's decision. There can be no assurance the Panel will grant the Company's request for continued listing. If the Company's common stock is delisted from Nasdaq, it would be eligible for trading on the Over-the-Counter Bulletin Board (OTCBB), provided the Company remains current in its filings with the Securities and Exchange Commission (SEC). In that event, investors would be able to trade the stock and obtain market information through the operations of the OTCBB, assuming that current market makers in the Company's stock and other broker- dealers continue to make a market in the stock.

         Martin Industries also announced that it is in negotiations with a prospective lender for a new asset-based, secured line of credit to replace its current credit facility, including its $10 million line. The current credit line, originally due on January 1st of this year, and term loan payments have been extended through May 15, 2001, by the current bank lender in order to give the Company time to finalize negotiations with the proposed new lender. There can be no assurance, however, that any new credit arrangement will be finalized or further extensions granted beyond May 15, 2001.

         Martin Industries also announced that it plans on releasing its results for the fourth quarter and fiscal year ended December 31, 2000, immediately upon filing its Form 10-K for 2000 with the SEC. The Company expects to report losses greater than those reported for 1999. The results for 2000 are expected to reflect losses resulting from lower sales that continued into the fourth quarter, plus significant one-time charges associated with restructuring, factory consolidations and revaluation of the Company's inventory. In addition, the Company will

MARTIN INDUSTRIES, INC. NEWS RELEASE
MARCH 16, 2001
PAGE 2 OF 3

         reverse approximately $7.8 million of net operating loss carry forward
         (NOL) tax credits. This is a non-cash charge that will not restrict the Company from using these credits to offset taxes on future earnings. The Company is also contemplating changing its method of accounting for its inventory from the LIFO method to FIFO. This change would be non-cash, have no effect on the income statement and provide a partial offset to the impact of the NOL reversal on shareholder equity. After Martin reports its results of 2000, it will hold a teleconference to discuss those results, as well as activities occurring in 2001. Further information will be provided on the details of accessing the call to which shareholders and interested persons are invited.

         Jack Duncan, President and CEO of Martin Industries stated, "Although our 2000 results will clearly not be acceptable, a careful analysis of these results will demonstrate the benefits of the $10 million in payroll expense reductions we made during the past year and the positive effects of consolidating our manufacturing into a single US factory and our Canadian factory. We are already seeing these results in the first quarter of this year. The large production variances experienced in 2000 have been significantly reduced along with fixed costs, including selling and administrative overhead."

         He also noted, "The results of our negotiations with our current and potential new lenders are obviously critical. Our top priorities for the first half of 2001 are to secure adequate financing and to restore our revenues to a level that will allow us to consistently operate at a profitable level. Even though all of our challenges are not behind us, we have made considerable progress toward turning this organization around in order to better serve our customers and reestablish Martin's position in its industries."

         Martin Industries designs, manufactures and sells high-end, pre-engineered fireplaces, gas heaters and decorative gas logs for commercial and residential new construction and renovation markets. It also designs and manufactures premium gas barbecue grills for residential and small commercial use, and do-it-yourself utility trailer kits.

         With the exception of historical factual information, the statements made in this press release, including those regarding the possible outcome of the appeal of Nasdaq's delisting decision, the ability of the Company's common stock to trade on the OTCBB and the likely trading volume and price if the Company's common stock begins trading on the OTCBB, the efforts to negotiate a new line of credit, the Company's expected results of operations for 2000, and the likely benefits from cost reductions and plant consolidations and those that contain the words "believes," "should," "anticipates," "plans," "may," "expects," "estimates," "projects," "intends," "hopeful," and words of similar import, constitute forward-looking statements. These statements are based upon current expectations and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and

MARTIN INDUSTRIES, INC. NEWS RELEASE
MARCH 16, 2001
PAGE 3 OF 3


         uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements. These assumptions, risks and uncertainties include, but are not limited to, those discussed or indicated in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, under the heading " 'Safe Harbor' Statement under the Private Securities Litigation Reform Act of 1995," and in all documents filed by the Company with the Securities and Exchange Commission. In particular, there can be no assurance that the Company will be able to successfully implement or complete the various programs being undertaken by the Company with the goal being a return to profitability, that the Company's appeal will be granted by Nasdaq's Listing Qualifications Panel, that the Company's common stock will be eligible to trade on the OTCBB if it is delisted by Nasdaq, that the current market makers and other broker-dealers will continue to make a market in the Company's common stock if it begins trading on the OTCBB, that the Company's common stock continues to trade at the same volume or in the same price range on the OTCBB as it has historically traded on the Nasdaq National Market, that the Company will be successful in securing a new line of credit or, if necessary, additional extensions of its current credit facility, or that the Company's cost reduction and plant consolidations will be successful or that the Company will achieve a level of revenue that will allow the Company to return to profitability. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

                                       ###